UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant ☒
Filed by a Party other than the Registrant □

Check the appropriate box:

☐         Preliminary Proxy Statement
☐         Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐         Definitive Proxy Statement
☒         Definitive Additional Materials
☐         Soliciting Material under §240.14a-12

JUSHI HOLDINGS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒     No fee required.

☐     Fee paid previously with preliminary materials.

☐     Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(l) and 0-11.

Notice of Availability of Proxy Materials for the Annual Meeting of Shareholders of Jushi Holdings Inc. (the "Corporation") Meeting Date and Time: June 4, 2024 at 10:00 a.m. (Eastern time) Location: 301 Yamato Rd, Ste 3250, Boca Raton, FL 33431, USA Please be advised that the proxy materials for the above noted securityholder meeting are available for viewing and downloading online. This document provides an overview of these materials, but you are reminded to access and review the information circular and other proxy materials available online prior to voting. These materials are available at: https://ir.jushico.com/corporate-governance/annual-meeting OR under the Corporation's profile at https://www.sec.gov/edgar www.sedarplus.ca Obtaining Paper Copies of the Proxy Materials Securityholders may request to receive paper copies of the proxy materials related to the above referenced meeting by mail at no cost. Requests for paper copies must be received by May 24, 2024 in order to receive the paper copy in advance of the meeting. Shareholders may request to receive a paper copy of the Materials for up to one year from the date the Materials were filed on https://www.sec.gov/edgar and http://www.sedarplus.ca/. For more information regarding notice-and-access or to obtain a paper copy of the Materials you may contact our transfer agent, Odyssey Trust Company, via https://odysseytrust.com/ca-en/help/ or by phone at 1-888-290-1175 (toll-free within North America) or 1-587-885-0960 (direct from outside North America) or you may contact our Legal Department via legal@jushico.com, by phone at +1 (561) 617 9100 or by mail at 301 Yamato Rd Ste 3250, Boca Raton, FL 33431, USA. . Notice of Meeting The following items will be voted on at the meeting at the meeting: 1. The setting of the number of directors of the Corporation at five; 2. The election of the nominees proposed by the board of directors of the Corporation as directors of the Corporation for the forthcoming year;

3. The appointment of Macias Gini & O'Connell LLP, Certified Public Accountants, as auditors of the Corporation and authorize the board of directors of the Corporation to fix the auditors' remuneration and terms of engagement; 4. The approval and renewal of the Corporation's 2019 Equity Incentive Plan, as amended; and The transaction such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof. Voting To vote your securities, please refer to the instructions on the enclosed Proxy or Voting Instruction Form. Your Proxy or Voting Instruction Form must be received by 10:00 a.m. (Eastern time) on May 31, 2024 or 48 hours (excluding Saturdays, Sundays and statutory holidays in the Province of Ontario) before any adjournment(s) or postponement(s) of the meeting. Alternatively, you may vote by Internet at http://odysseytrust.com/Transfer-Agent/Login and clicking "Vote". You may also vote in person on June 4, 2024, at 10:00 a.m. (Eastern time) at 301 Yamato Road, Suite 3250, Boca Raton, FL 33431, USA. Please check the meeting materials for any special requirements for voting in person. Stratification The Corporation is providing paper copies of the proxy materials only to those registered shareholders and beneficial shareholders that have previously requested to receive paper materials.